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                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of September 14, 2001, between Dennis W. Anderson, with an address at 2834 Cty. Rd. 120 NE, Alexandria, Minnesota 56308, Christopher J. Anderson, with an address at 5500 Seaburg Rd. S.E., Osakis, Minnesota 56360 (collectively, the "Sellers"), and Claridge Israel LLC, with an address at 1170 Peel Street, Montreal, Canada H3B 4P2 (the "Buyer").

     WHEREAS, each of the Sellers owns shares of the common stock, without par value (the "Common Stock"), of Stake Technology Ltd. (the "Company"); and

     WHEREAS, Dennis Anderson wishes to sell to the Buyer 1,000,000 (one million) shares of Common Stock and Chris Anderson wishes to sell to the Buyer 200,000 (two hundred thousand) shares of Common Stock (collectively, the "Shares"), and the Buyer wishes to purchase such numbers of Shares, respectively, from the Sellers, upon the terms set forth herein;

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Each of the Sellers hereby severally agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from each of the Sellers, the number of Shares specified above, for a purchase price of U.S.$1.60 per share, upon the terms set forth in this Agreement.


     2. A closing (the "Closing") of the purchase and sale of the Shares will be held at the offices of Davies Ward Phillips & Vineberg , New York, New York on September 17, 2001, or such other time and place as the Sellers and the Buyer may agree.

     3. At the Closing:

          (a) The Buyer will deliver to each Seller the aggregate purchase price for the Shares to be purchased from such Seller, by wire transfer of immediately available funds or in such other manner as the Buyer and such Seller may agree.

          (b) Each Seller will deliver to the Buyer one of the following: (i) one or more certificates for the Shares to be sold by him, in the name of the Buyer, (ii) one or more certificates for the Shares to be sold by him, in the name of such Seller, together with stock powers duly endorsed by such Seller and in proper form for transfer of such Shares with signature guaranteed, or (iii) evidence reasonably acceptable to the Buyer that such Seller has delivered or is on that date delivering to the Company or its transfer agent one or more certificates for the Shares to be sold by him (which certificates may also represent other shares of Common Stock), together with stock powers duly endorsed by such Seller and in proper form for transfer of such Shares with signature guaranteed and irrevocable instructions to deliver a certificate for such Shares to and in the name of the Buyer.



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     4. Each of the Sellers represents and warrants to the Buyer that:

          (a) This Agreement has been duly authorized, executed, and delivered by such Seller, constitutes the legal, valid, and binding obligation of such Seller, and is enforceable against such Seller in accordance with its terms.

          (b) No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which such Seller is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement.

          (c) Such Seller owns the Shares to be transferred by him pursuant to
     Section 1 of this Agreement, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than restrictions on transfer under the Securities Act of 1933, as amended (the "Act").

          (d) Assuming the accuracy of the Buyer's representations herein, the sale of such Seller's Shares by such Seller to the Buyer is not subject to registration under Section 5 of the Act.

     5. The Buyer represents and warrants to the Sellers that:

          (a) This Agreement has been duly authorized, executed, and delivered by the Buyer, constitutes the legal, valid, and binding obligation of the Buyer, and is enforceable against the Buyer in accordance with its terms.

          (b) No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Buyer is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement.

          (c) The Buyer (i) understands that the Shares were acquired by the Sellers and are being transferred to the Buyer in transactions exempt from registration under the Act, (ii) is acquiring the Shares for its own account (and not for the account of others) for investment, (iii) understands that it may not, and agrees that it will not, sell or otherwise dispose of the Shares in the absence of either a registration statement under the Act or an exemption from the registration provisions of the Act, and (iv) acknowledges and agrees that the certificates representing the Shares may contain a legend to the effect of Section 5(c)(iii).

          (d) Buyer believes that the investment in the Shares is suitable for it based upon Buyer's investment objectives and financial needs, and Buyer has adequate means for providing for his, her or its current financial needs and personal contingencies and has no


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     need for liquidity of investment with respect to the Shares. Buyer has obtained, to the extent Buyer deems necessary, his, her or its own professional advice with respect to the risks inherent in the investment in the Shares, and the suitability of the investment in the Shares in light of Buyer's financial condition and investment needs. Buyer is an "Accredited Investor" as defined in Rule 501(a) of Regulation D under the Act.

          (e) Buyer has been advised that the Shares are not being registered under the Act or the relevant state laws but are being offered and sold pursuant to exemptions from such laws and that Sellers' reliance upon such exemptions is predicated in part on Buyer' s representations to Sellers as contained herein. Buyer represents and warrants that the Shares are being purchased for Buyer's own account and for Buyer's investment and without the intention of reselling or redistributing the same, that Buyer has made no agreement with others regarding any of such Shares and that Buyer's financial condition is such that it is not likely that it will be necessary to dispose of any of the Shares in the foreseeable future. Buyer is aware that, in the view of the U.S. Securities and Exchange Commission, a purchase of the Shares with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of Sellers, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares and for which the Shares were pledged as security, would represent an intent inconsistent with the representations set forth above. Buyer further represents and agrees that if, contrary to the foregoing stated intentions, Buyer should later desire to dispose of or transfer any of the Shares in any manner, it shall not do so without first obtaining (i) the opinion of counsel satisfactory to the Company that such proposed disposition or transfer lawfully may be made without the registration of the Shares pursuant to the Act, as amended, and applicable state laws, or (ii) such registration (it being expressly understood that Sellers shall not have any obligation to register such Shares for such purpose).

     6. The Buyer and the Sellers agree that the Company, its transfer agent, and its counsel may rely on the representations, warranties, and agreements contained in this Agreement in connection with the transfer of the Shares contemplated by this Agreement.

     7. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as the other parties may reasonably request to effectuate the purposes of this Agreement.

     8. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     9. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by Federal Express, Express Mail, or similar overnight delivery


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or courier service or delivered (in person or by telecopy or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9). Any notice shall be deemed given at the time of receipt thereof.

     10. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     11. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

     13. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 6).

     IN WITNESS WHEREOF, the Buyer and the Sellers have executed and delivered this Agreement as of the date and year first above written.


/s/ Dennis W. Anderson
-----------------------------
Dennis W. Anderson


/s/ Christopher J. Anderson
-----------------------------
Christopher J. Anderson



CLARIDGE ISRAEL LLC



By: /s/ Andrew Parsons
    --------------------------
Its: Vice President